Exhibit 10.1

EXTENSION AGREEMENT

This Extension Agreement, made effective as of May 15, 2014 (the “Agreement”), is between Innovative Food Holdings, Inc., a Florida corporation (the “Company”) and the signatories hereto (each, a “Subscriber” and collectively, the “Subscribers”).

WHEREAS, the Company has issued notes, as amended to date, as further described on Schedule A hereto (the “Notes”) and warrants, as amended to date (the “Warrants”); and

WHEREAS, the Company and the Subscribers have agreed to make certain changes to the terms of the Notes and Warrants; and

WHERAS, simultaneously herewith the Company and Alpha Capital Anstalt have entered into a Leakout Agreement.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

1. Effective on the date hereof (i) the interest rate on the Notes is modified to be at a rate of 1.9% per annum and (ii) provided such interest has not previously been converted by a Subscriber, such interest shall be payable, at the discretion of the Company, in cash or stock as per the term of each Note, or accrued until the Maturity Date.  Default interest shall be as stated in the Notes.

2. The Maturity Date of each Note is hereby amended to December 31, 2015, provided that at the discretion of the Company, the Notes may be extended beyond such date up to an additional three months under the same terms. If the Note is extended, the terms of the Leakout Agreement in Exhibit A shall apply for the length of the extension.

3. Except as permitted herein, the Notes may not be prepaid without the permission of the Subscribers.

4. The Notes and the principal and interest represented thereby, and any rights related thereto, which includes the convertibility feature and the underlying stock, as well as the Warrants, and any rights related thereto, cannot be transferred without the written consent of the Company.

5. Payments of interest first and then principal (after all interest has been paid) accrued under those Notes listed on Schedule B may be prepaid, in the Company’s discretion, as follows:

(i)    up to $5,500 per month with respect to interest on the Notes listed on Schedule B hereto;
(ii)   up to an additional $10,000 per month of the interest and then principal on the Notes listed on Schedule B hereto; if the prior month’s total trading volume exceeded 2,000,000 shares; and
(iii)  up to a further additional $5,000 per month of the interest and then principal on the Notes listed on Schedule B hereto;  if the prior month’s total trading volume exceeded 3,000,000 shares.

6.  To the extent any of the Subscribers have any rights of first refusal to participate in any financings of the Company, each Subscriber hereby permanently and irrevocably waives any of such rights.

7.      In the event the Company enters into a material acquisition, merger or consolidation transaction and reducing the amount of the outstanding Notes becomes a key factor to closing the transaction, the Company can require the each Subscriber to immediately convert into equity an amount of outstanding principle and interest as would cause the Subscriber to own up to, but not exceed, 6.5% of the Company’s outstanding common stock including all shares then held by the Subscribers.

8.      In the event any of the Subscribers takes action to cause the Company to be in default under the terms of any Note or Warrant, any restrictions or limitations on the Company’s ability to prepay the Notes is hereby waived and the Company may, at any time thereafter, satisfy its obligations under the Notes in full by paying all outstanding interest and principle without prepayment penalty.

9. All other terms of, and definitions used in, the Transaction Documents (the Notes, Warrants, Subscription Agreements Extension Agreements and all other related documents between the Company and a Subscriber) remain in full force and effect (including the terms of any amendments not specifically superseded by this Agreement) as if this Agreement had not been executed.

10. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.  A copy of this Agreement annexed to the Note or the Warrant, as appropriate, shall be sufficient to reflect the amendment thereto.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the date first written above.

INNOVATIVE FOOD HOLDINGS, INC.

By: _______________________________________

ALPHA CAPITAL ANSTALT

By: _______________________________________

LANE VENTURES, INC

By: _______________________________________

MOMONA CAPITAL LLC

By: _______________________________________

OSHER CAPITAL PARTNERS LLC

By: _______________________________________

ASSAMEKA CAPITAL, INC.

By: _______________________________________

__________________________________________
ASHER BRAND